EXHIBIT 99.1

                                     [LOGO]


                                        For further information, please contact:

                                                               Eric S. Weinstein
                                   VP, Strategic Planning and Investor Relations
                                                 Centennial Communications Corp.
                                                                  Wall, NJ 07719
                                                                    732-556-2220

           CENTENNIAL COMMUNICATIONS RECEIVES COMMITMENT ON NEW $750
            MILLION SENIOR SECURED CREDIT FACILITY AND PLANS PRIVATE
                     PLACEMENT OF $250 MILLION SENIOR NOTES


Wall, NJ - January 15, 2004 Centennial Communications Corp. (NASDAQ: CYCL) ("Centennial") announced today that it has received a commitment for a new $750 million senior secured credit facility, consisting of a $600 million, seven-year term loan maturing in 2011 and a $150 million, six-year revolving credit facility maturing in 2010.

In addition, Centennial announced today its intention to sell, subject to market conditions, approximately $250 million in aggregate principal amount of senior notes due 2014 in a private placement pursuant to Rule 144A and Regulation S of the Securities Act of 1933.

Term loan borrowings under the new senior secured credit facility, together with proceeds of the proposed senior notes offering, will be used to:

     o    refinance  and  replace  the   Company's   existing   secured   credit
          facilities,   which   have  an   outstanding   principal   balance  of
          approximately $628 million as of November 30, 2003;

     o fund the repurchase of all of the Company's outstanding unsecured subordinated notes due 2009 (the "Mezzanine Debt"), which are currently accruing paid-in-kind interest at a rate of 13.0%. At November 30, 2003, the outstanding principal amount, including unaccreted value of the equity portion of the Mezzanine Debt, was approximately $194 million; and


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     o    pay related fees and expenses.

Completion of each of the new senior secured credit facility and the senior notes offering is conditioned on the closing of the other transaction and is expected in early February. Each transaction is subject to customary closing conditions. There can be no assurance that either the new senior secured credit facility or the senior notes offering will be consummated as planned, or at all.

The senior notes anticipated to be offered and sold will not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

About Centennial
----------------
Centennial is one of the largest independent wireless telecommunications service providers in the United States and the Caribbean with approximately 17.3 million Net Pops and approximately 997,200 wireless subscribers. Centennial's U.S. operations have approximately 6.1 million Net Pops in small cities and rural areas. Centennial's Caribbean integrated communications operation owns and operates wireless licenses for approximately 11.2 million Net Pops in Puerto Rico, the Dominican Republic and the U.S. Virgin Islands, and provides voice, data, video and Internet services on broadband networks in the region. Welsh, Carson Anderson & Stowe and an affiliate of the Blackstone Group are controlling shareholders of Centennial.

Cautionary statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial's expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: our substantial debt obligations; the availability and cost of additional capital to fund our operations, including the need to refinance and/or amend existing indebtedness; restrictive covenants and consequences of default contained in our financing arrangements, which place limitations on how we conduct business; the competitive nature of the telecommunications industry in the areas in which we operate, including, without limitation, the effect of existing and new competitors, including competitors that may have a lower cost basis or greater resources than we do, competitors that may offer less expensive products than we do and competitors that may offer more technologically advanced products than we



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do; our ability to effectively manage subscriber cancellations,  particularly in light of regulations that took effect November 2003 requiring wireless companies to permit the wireless phone numbers that they allocate to their customers to be portable when the customer switches to another carrier, which will increase retention costs and present technological difficulties; market prices for the products and services we offer may continue to decline in the future; general economic, business, political and social conditions in the areas in which we operate, including the less developed Caribbean region, including the effects of world events and weather conditions on tourism in the Caribbean; continued overbuilding by personal communications service providers in our U.S. wireless markets and the effects of increased competition in our markets, which may cause a reduction in roaming revenues, increased subscriber cancellations, a continued
reduction  of  prices  charged  and  lower  average   revenue  per   subscriber;
fluctuations in currency values; our dependence on roaming agreements for a material portion of our U.S. wireless revenues and the continued price declines in roaming rates and potential reduction of roaming minutes of use; our ability to attract and retain qualified personnel; the fact that our coverage areas are not as extensive as those of other wireless operators which may limit our ability to attract and retain customers; the effects of consolidation in the wireless communications industry; the effects of governmental regulation of the telecommunications industry; the capital intensity of the telecommunications industry, including our plans to make significant capital expenditures during the coming years to continue to build out and upgrade our networks and the availability of additional capital to fund these capital expenditures; declining rates for international long distance traffic; opportunities for growth through acquisitions and investments and our ability to manage this growth; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes; local operating hazards and risks in the areas in which we operate, including without limitation, hurricanes, tornadoes, windstorms and other natural disasters; our ability to manage, implement and monitor billing and operational support systems; potential litigation relating to using wireless telephones while operating an automobile and the potential reduction of wireless usage due to legislation restricting usage while driving; potential litigation relating to possible health effects of radio frequency transmission; the relative illiquidity and corresponding volatility of our common stock and our ability to raise equity capital; the control of us retained by certain of our stockholders and anti-takeover provisions; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.


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